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                                                              Exhibit 99.B(6)(c)


                       AMENDMENT TO UNDERWRITING AGREEMENT


         This Agreement, dated as of the 11th day of November, 1997 made by and between Matthews International Funds, a Delaware business trust (the "Trust") operating as a registered investment company under the Investment Company Act of 1940, as amended, and duly organized and existing under the laws of the State of Delaware and FPS Broker Services, Inc. ("FPS Broker Services"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").


                                WITNESSETH THAT:

         WHEREAS, the Parties originally entered into an Underwriting Agreement dated August 12, 1994 (the "Agreement"), wherein FPS Broker Services agreed to provide certain services to the Trust; and

         WHEREAS, the Parties wish to amend the Agreement to provide for the issuance of an additional class of shares and a separate series of shares;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

         1.    To the Underwriting fees as set forth on Schedule "B".

         2. To the addition of Class A shares for MATTHEWS PACIFIC TIGER FUND AND MATTHEWS KOREA FUND as set forth on the attached amended Schedule "C".

         3.    The addition of the MATTHEWS DRAGON CENTURY CHINA FUND - CLASS
               A AND CLASS I, as set forth on the attached amended Schedule "C".

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with an amended Schedules "B" and "C", to be signed by their duly authorized officers as of the day and year first above written.

Matthews International Funds                           FPS Broker Services, Inc.

------------------------------                    ------------------------------
By: G. Paul Matthews, President                   By:



Matthews International Capital Management, LLC

------------------------------
By: G. Paul Matthews, President

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                                                                    SCHEDULE "B"
                                                                    ------------

                    UNDERWRITER AND DISTRIBUTION FEE SCHEDULE
                                       FOR
                          MATTHEWS INTERNATIONAL FUNDS

I. FPSB will maintain annual NASD and state license renewals and the monitoring required of representative activities as follows:

                      Up to 2 States          $1,000 per Representative per Year
                      3 to 30 States          $2,500 per Representative per Year
                      31 to 50 States         $3,500 per Representative per Year

II.  Out-of-Pocket Expenses
     ----------------------


     The Advisor will reimburse FPSB monthly for all out-of-pocket expenses, including postage, telecommunications (telephone and fax), special reports, record retention, special transportation costs as incurred.



================================================================================
Underwriting Agreement between Matthews International Funds, Matthews International Capital Management and FPS Broker Services, Inc.
                                                                   Schedule "B"
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                                                                    SCHEDULE "C"
                                                                    ------------

                            IDENTIFICATION OF SERIES
                            ------------------------

Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of the Agreement:

                          Matthews International Funds

                 Matthews Pacific Tiger Fund - Class A & Class I
                   Matthews Asian Convertible Securities Fund
                     Matthews Korea Fund - Class A & Class I
             Matthews Dragon Century China Fund - Class A & Class I

               Class I=Institutional Class (no-load, no 12b-1, no
                 CDSC, redemption fee of 1% on all redemptions
                        made within 90 days of purchase)

                Class A=Retail Load Class (front-end load, 12b-1,
                  redemption fee on $1 million or more redeemed
                           within 90 days of purchase)

This Schedule "C" may be amended from time to time by agreement of the Parties.

================================================================================
Underwriting Agreement between Matthews International Funds, Matthews International Capital Management and FPS Broker Services, Inc.
                                                                    Schedule "C"